UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(D) of the Securities Exchange Act Of 1934

Date of report (Date of earliest event reported): April 14, 2020

STEREOTAXIS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-36159	94-3120386
(Commission File Number)	(IRS Employer Identification No.)

4320 Forest Park Avenue, Suite 100, St. Louis, Missouri	63108
(Address of Principal Executive Offices)	(Zip Code)

(314) 678-6100

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Securities registered pursuant to Section 12(b) of the Act: [  ]

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	STXS	NYSE American LLC

Explanatory Note:

Stereotaxis, Inc. (the “Company”) is filing this Current Report on Form 8-K/A, which amends its Current Report on Form 8-K filed on April 20, 2020 (the “Original Filing”). The Original Filing was filed to report the separation of Kevin Barry, the Stereotaxis, Inc. Chief Legal Counsel, Chief Compliance Officer, and Secretary, from the Company effective April 15, 2020. This filing updates and supplements the information that was included in the Original Filing.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As disclosed in the Original filing, on April 20, 2020, the Company reported that effective April 15, 2020, Kevin Barry was no longer employed by the Company.

In connection with his separation, the Company and Mr. Barry entered into a Separation Agreement and Release, dated May 1, 2020. As set forth in the Separation Agreement and Release, in addition to other benefits, all shares of Mr. Barry’s stock options which have not vested as of the date of his separation will become fully vested. Specifically, all outstanding unvested options of the 30,000 options granted on November 5, 2018, and all outstanding unvested options of the 10,000 options granted on March 3, 2019, will become fully exercisable as of the effective date of the Separation Agreement and Release.

A copy of the Separation Agreement and Release is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

99.1 Separation Agreement and Release, dated May 1, 2020, by and between Kevin Barry and Stereotaxis, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEREOTAXIS, INC.

Date: May 7, 2020	By:	/s/ Kimberly R. Peery
	Name:	Kimberly R. Peery
	Title:	Chief Financial Officer